EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT: Larry Thede Quovadx, Inc. 720-554-1346 larry.thede@quovadx.com	MEDIA CONTACT: Andrea Lashnits Quovadx, Inc. 720-554-1246 andrea.lashnits@quovadx.com

QUOVADX ANNOUNCES RESTATED 2003 FINANCIAL RESULTS

- Company Adopts Cash Accounting Treatment for Sales to Infotech Network Group -

- Revenue from Sales to Infotech Network Group Removed from 2003 -

ENGLEWOOD, CO, March 15, 2004 — Quovadx, Inc. (Nasdaq: QVDX), a global platform software and vertical solutions company, today announced that it will delay the filing of its annual report on Form 10-K for the year ended December 31, 2003 to restate its 2003 third quarter financial results and revise its previously announced preliminary 2003 fourth quarter and full year financial results. The Company has determined that revenue on prior shipments of software product to Infotech Network Group will be recognized only when cash is received. The restatement removes all revenue associated with contracts between the Company and Infotech Network Group from its published financial reports for 2003. To date, Quovadx has been unsuccessful in collecting funds from this customer. As funds are collected in the future, the Company will include those amounts as revenue in the quarter collected. The restatement will be included in Quovadx’s 2003 annual report on Form 10-K and its restated 2003 third quarter report on Form 10-Q/A.

During 2003 Quovadx believed that it recognized revenue on contracts with Infotech in accordance with generally accepted accounting principles (GAAP) and in a manner consistent with its revenue recognition practices. Based on information known to the

Company, Quovadx believed that the collection of funds owed by Infotech under the contract was probable.

Infotech is a consortium of major Indian information technology companies. Quovadx established that Infotech had a $10 million line of credit with an Indian bank and that Infotech had committed to establishing letters of credit to facilitate payment to Quovadx.

Quovadx, however, has encountered unanticipated difficulty in collecting funds through the letter of credit process. Based on a current evaluation of Infotech’s ability to meet the payment terms of its contract with Quovadx, and after discussion with its outside auditors, the Company has determined that Quovadx will adopt cash accounting for all sales to Infotech Network Group including the third and fourth quarters of 2003. Therefore, Quovadx has restated its published 2003 third quarter financial results and revised its previously announced preliminary fourth quarter financial results by removing all revenue associated with the shipment of software product to Infotech Network Group.

Quovadx will continue to work with Infotech in an effort to collect all amounts due. Quovadx has been notified that new letters of credit have been issued that total $5.6 million. Both Quovadx and Infotech believe these new letters should facilitate the distribution of funds. However, there is no certainty whether any or all of the amounts owed will be collected, or when any such collection will occur.

Restatement of 2003 Third Quarter Results

Third quarter, 2003 software license revenues were reduced by $4.6 million to $3.2 million and total revenues were reduced from $19.9 million to $15.2 million. Net loss calculated in accordance with generally accepted accounting principles (GAAP) for the quarter is now $(5.3) million or $(0.17) per share compared to the originally reported GAAP net loss of $(1.1) million or $(0.03) per share. Deferred revenue was reduced by $3.0 million.

Revision of 2003 Fourth Quarter and Full Year Results

Fourth quarter 2003 software license revenues were revised to $5.5 million from $12.0 million and total revenues were revised to $19.6 million from $26.3 million. Net loss calculated in accordance with generally accepted accounting principles (GAAP) for the quarter was $(6.0) million or $(0.17) per share compared to the previously reported GAAP net loss of $(0.5) million or $(0.01) per share.

Full year 2003 software license revenue is $21.2 million and total revenue is $71.6 million. The GAAP loss for the full year is $(14.7) million or $(0.47) per share.

Conference Call

Quovadx will host a conference call today, March 15, 2004 at 5:30 P.M. EST, for investors and analysts. To participate in the call, please dial 877.236.3957 and enter conference ID 6169751. The call will also broadcast live over the Internet and can be accessed at the “Investors” section of the Company’s Website at http://www.quovadx.com. A replay will be available at http://www.quovadx.com, or by calling (800) 642-1687 and entering passcode 6169751. The replay will be available through March 22, 2004.

About Quovadx, Inc.

Quovadx (Nasdaq: QVDX), a global software and services firm based in Englewood, Colorado, helps more than 20,000 enterprise customers worldwide develop, extend and integrate applications based on open standards. Quovadx Inc. is comprised of two primary divisions, the Rogue Wave Software division, which provides reusable software components and services that facilitate application development, and the Enterprise Application division, which offers vertically specific solutions to improve business processes and create value from existing systems. Quovadx serves companies in healthcare, financial services, telecommunications, the public sector, manufacturing, and life sciences. Quovadx operates internationally with more than 600 employees. For more information, please visit http://www.quovadx.com.

Cautionary Statement: Certain forward-looking statements are included in this release, including statements relating to the Company’s ability to collect all amounts due and owing from Infotech Network Group. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations regarding future events and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Those risks and uncertainties include difficulties in obtaining payment from a country that has a non-convertible currency, difficulties in collecting funds from letters of credit issued under Indian law, and any deterioration in Infotech’s credit worthiness or financial viability. The risks and uncertainties also include those that are described in the Company’s annual and quarterly filings with the SEC, copies of which are available without charge from the Company. The filings are available electronically through a link from Quovadx’s investor relations web page or from the SEC Website at www.sec.gov under “Quovadx, Inc.” We do not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

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QUOVADX is a trademark of Quovadx, Inc. All other company names mentioned may be trademarks of the companies with which they are associated.

-Tables to Follow-

Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

				Revised
	Three Months Ended			Three Months Ended
	September 30,			September 30,
	2003	Adjustments		2003
Revenue:
License	$7,791	$(4,640	)(a)	$3,151
Services	4,396			4,396
Recurring	7,696	(34	)(a)	7,662

Total revenue	19,883	(4,674)		15,209

Cost of revenue:
License	1,905			1,905
Services	3,335			3,335
Recurring	5,128			5,128

Total cost of revenue	10,368	—		10,368

Gross Profit	9,515	(4,674)		4,841

Operating expenses:
Sales and marketing	4,685	(425	)(b)	4,260
General and administrative	3,001			3,001
Research and development	2,669			2,669
Amortization of acquired intangibles	307			307

Total operating expenses	10,662	(425)		10,237

Loss from operations	(1,147)	(4,249)		(5,396)
Gain on sale of assets	—			—
Goodwill impairment	—			—
Interest income, net	89			89

Net loss	$(1,058)	$(4,249)		$(5,307)

Weighted average common shares outstanding — basic and diluted	30,866			30,866

Net loss per common share — basic and diluted	$(0.03)			$(0.17)

(a)	Represents revenue reversal related to the Infotech sale.
(b)	Represents commissions that will not be paid due to the revenue reversal.

Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

				Revised
	Three Months Ended			Three Months Ended
	December 31,			December 31,
	2003	Adjustments		2003
Revenue:
License	$11,995	(6,500	)(a)	$5,495
Services	5,025	(75	)(a)	4,950
Recurring	9,264	(100	)(a)	9,164

Total revenue	26,284	(6,675)		19,609

Cost of revenue:
License	2,950			2,950
Services	4,344			4,344
Recurring	5,808			5,808

Total cost of revenue	13,102	—		13,102

Gross Profit	13,182	(6,675)		6,507

Operating expenses:
Sales and marketing	6,852	(1,221	)(b)	5,631
General and administrative	3,565			3,565
Research and development	2,833			2,833
Amortization of acquired intangibles	649			649

Total operating expenses	13,899	(1,221)		12,678

Loss from operations	(717)	(5,454)		(6,171)
Gain on sale of assets	—			—
Goodwill impairment	—			—
Interest income, net	209			209

Net loss	$(508)	$(5,454)		$(5,962)

Weighted average common shares outstanding — basic and diluted	34,151			34,151

Net loss per common share — basic and diluted	$(0.01)			$(0.17)

(a)	Represents revenue reversal related to the Infotech sale.
(b)	Represents commissions that will not be paid due to the revenue reversal.